    ========================================================================





                                 CELESTICA INC.




                     ___________ SUBORDINATE VOTING SHARES(1)




                         FORM OF UNDERWRITING AGREEMENT








Dated:   ____________



     =======================================================================



----------------------
(1) Appropriate changes to be made for the offer and sale of securities other than Subordinate Voting Shares.

                                 CELESTICA INC.


                     ____________ Subordinate Voting Shares


____________             FORM OF UNDERWRITING AGREEMENT
____________                                                     ____________
____________

Ladies and Gentlemen:

                  Celestica Inc., an Ontario corporation (the "COMPANY"), proposes to issue and sell __________ Subordinate Voting Shares (the "FIRM SHARES") to the several Underwriters named in Schedule I hereto (the "UNDERWRITERS"). ________ shall act as representative (the "Representative") of the several Underwriters.

                  The Company also proposes to issue and sell to the several Underwriters not more than an additional ___________ Subordinate Voting Shares (the "ADDITIONAL SHARES") if and to the extent that the Representative shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES."

                  The Subordinate Voting Shares of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "SUBORDINATE VOTING SHARES."

                  The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form F-3 (Registration No. 333-12272) (the "FIRST REGISTRATION STATEMENT"), a registration statement on Form F-3 (Registration No. 333-50240) (the "SECOND REGISTRATION STATEMENT") and a registration statement on Form F-3 (Registration No. 333-__________) (the "THIRD REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), covering the registration of the Shares under the Securities Act, including pursuant to Rule 429 of the Securities Act a combined prospectus, relating to Subordinate Voting Shares, preference shares, debt securities and warrants to purchase Subordinate Voting Shares, preference shares, debt securities or other securities and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "U.S. PROSPECTUS SUPPLEMENT") specifically relating to the Shares pursuant to Rule 430A and Rule 424(b) under the Securities Act. The term "REGISTRATION STATEMENT" means, collectively, the First Registration Statement, the Second

Registration Statement and the Third Registration Statement, including the exhibits thereto, as amended to the date of this Agreement. The term "BASIC PROSPECTUS" means the prospectus as included in the Registration Statement as modified in accordance with Rule 430A and Rule 424(b). The term "U.S. PROSPECTUS" means the Basic Prospectus together with the U.S. Prospectus Supplement. The Company also has prepared and filed with the Canadian securities regulatory authorities in all of the provinces and territories of Canada (as amended, the "CANADIAN SECURITIES REGULATORY AUTHORITIES") pursuant to National Instrument 44-102 of the Canadian Securities Administrators, a short form base shelf prospectus (the "CANADIAN SHELF PROSPECTUS") and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Canadian Securities Regulatory Authorities a prospectus supplement (the "CANADIAN PROSPECTUS SUPPLEMENT") specifically relating to the Shares (in the English and French languages, as applicable) and otherwise fulfill and comply with all Canadian Securities Laws, to the satisfaction of the Underwriters, required to be fulfilled or complied with by the Company to enable the Shares to be lawfully distributed in the Qualifying Provinces through the Underwriters or any other investment dealer registered as such in the Qualifying Provinces or exempt from such registration requirement. These requirements shall be fulfilled in each of the Qualifying Provinces not later than 5:00 p.m., Toronto time, on ___________ or by such later date or dates as may be determined by the Underwriters in their sole discretion. The term "CANADIAN PROSPECTUS" means the Canadian Shelf Prospectus as supplemented by the Canadian Prospectus Supplement. The U.S Prospectus and the Canadian Prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "PROSPECTUS." The U.S. Prospectus Supplement and the Canadian Prospectus Supplement are hereinafter collectively referred to as the "PROSPECTUS SUPPLEMENT." As used herein, the term "Prospectus" shall include the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the (i) U.S. Prospectus that are filed subsequent to the date of the U.S. Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and
(ii) Canadian Prospectus that are filed subsequent to the date of the Canadian Prospectus pursuant to all applicable securities laws in each of the provinces and territories of Canada (the "QUALIFYING PROVINCES") and the respective regulations and rules under such laws together with applicable published policy statements of the Canadian Securities Administrators and the Canadian Securities Regulatory Authorities (collectively, "CANADIAN SECURITIES LAWS").

      1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to and agrees with each of the Underwriters that:

      (a) The Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

      (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the U.S. Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, at all times subsequent thereto up to and including the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(iii) the Registration Statement and the U.S. Prospectus comply, and, as amended or supplemented, if applicable, at all times subsequent thereto up to and including the Closing Date will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the U.S. Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(b) do not apply to statements or omissions in the Registration Statement or the U.S. Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

      (c) The Canadian Shelf Prospectus has been filed with the Canadian Securities Regulatory Authorities in compliance with the Canadian Securities Laws and the Ontario Securities Commission issued a decision document under National Policy 43-201 dated May 1, 2001 with respect to the Canadian Shelf Prospectus evidencing the final receipts of the Canadian Securities Regulatory Authorities therefor.

      (d) (i) All information and statements (except information relating solely to and furnished by the Underwriters) contained in the Canadian Prospectus, including the documents incorporated therein by reference and any other management information circular, financial statements or material change reports (other than confidential material change reports) filed by the Company with any Canadian Securities Regulatory Authority after the date of the Canadian Prospectus and prior to the termination of the distribution of the Shares, are true and correct and contain no misrepresentation and constitute full, true and plain disclosure of all material facts relating to the Company and the Shares;
(ii) no material fact or information has been omitted from such disclosure (except facts or information relating solely to the Underwriters) which is required to be stated in such disclosure or is necessary to make the statements or information contained in such disclosure not misleading in light of the circumstances under which they were made; and (iii) such documents comply fully with the requirements of the Canadian Securities Laws.

      (e) The consolidated financial statements of the Company incorporated by reference or included in the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operation and the consolidated changes in financial position of the Company and its subsidiaries for the periods specified; and such consolidated financial statements have been prepared in conformity with generally accepted accounting principles in Canada, consistently applied throughout the periods involved, and the audited consolidated financial statements have been reconciled to generally accepted accounting principles in the United States in accordance with applicable U.S. securities laws.

      (f) The Company has been duly incorporated, is validly existing under the BUSINESS CORPORATIONS ACT (Ontario), has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly registered or qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such registration or qualification, except to the extent that the failure to be so registered or qualified or be in good standing would not have a material adverse effect on the business, financial condition or result of operations of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").

      (g) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly registered or qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such registration or qualification, except to the extent that the failure to be so registered or qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company (except for directors' qualifying shares), free and clear of all liens, encumbrances, equities or claims, except as described in the Prospectus.

      (h) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

      (i) The outstanding Subordinate Voting Shares and Multiple Voting Shares (as the term is used in the Prospectus) have been duly authorized and are validly issued, fully paid and nonassessable. No person is entitled to preemptive or similar rights to acquire any securities of the Company. Other than options granted to employees of the Company pursuant to any existing stock option plan of the Company or an entity acquired by the Company and options issued to directors of the Company and the Company's Liquid Yield Option(TM) Notes due 2020,2 there are no outstanding securities of the Company convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, any Subordinate Voting Shares, Multiple Voting Shares or any other class of shares in the capital of the Company, except as set forth in the Prospectus.

      (j) The Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

      (k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene
(i) any provision of applicable law or the articles of incorporation or bylaws of the Company; (ii) any agreement or other instrument binding upon the Company or any of its subsidiaries; or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except, with respect to clause (ii), as would not have a Material Adverse Effect and no consent, filing approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations

--------------------
(2)  Liquid Yield Option is a trademark of Merrill Lynch & Co., Inc.

under this Agreement except the filing of the Canadian Prospectus Supplement with the Canadian Securities Regulatory Authorities, the filing of the U.S. Prospectus with the Commission pursuant to Rule 430A and Rule 424(b) and such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

      (l) The execution and delivery of this Agreement and the performance by the Company of its obligations hereunder have been duly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms subject to: (i) bankruptcy, insolvency, moratorium, reorganization and other laws affecting enforcement of rights of creditors generally; (ii) general principles of equity, including the qualification that equitable remedies, including, without limitation, specific performance and injunction, may be granted only in the discretion of a court of competent jurisdiction; (iii) the statutory and inherent powers of a Canadian court to stay proceedings before it and to grant relief from forfeiture; (iv) the limitation that any judgment of a Canadian court for a monetary amount will be given in Canadian currency; (v) the limitation that the rights of indemnity, contribution and waiver may be limited by applicable laws; and (vi) judicial application of foreign laws or foreign governmental actions affecting creditors' rights.

      (m) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

      (n) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

      (o) The Basic Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

      (p) The Canadian Shelf Prospectus complied when filed in all material respects with the Canadian Securities Laws.

      (q) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

      (r) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state, provincial, and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

      (s) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

      (t) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

      (u) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Prospectus.

      (v) The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as would not have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, in each case except as described in the Prospectus or such as would not have a Material Adverse Effect.

      (w) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, filing or finding, would have a Material Adverse Effect.

      (x) No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could be reasonably expected to have a Material Adverse Effect.

      (y) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Prospectus.

      (z) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, provincial, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in the Prospectus.

      (aa) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (bb) KPMG LLP, who reported on and certified the financial statements included in the Registration Statement and the Prospectus, is an independent public accountant as required by the Securities Act.

      (cc) The Company shall use the net proceeds of the offering of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds."

      (dd) The form of certificate representing the Subordinate Voting Shares has been approved by the Company and complies with the provisions of the BUSINESS CORPORATIONS ACT (Ontario) and the requirements of The New York Stock Exchange and The Toronto Stock Exchange.

      (ee) The filing of any amendment to the Canadian Prospectus required by Canadian Securities Laws (a "CANADIAN PROSPECTUS AMENDMENT") shall constitute a representation and warranty by the Company to the Underwriters that as of the date of filing:

            (i) all information and statements (except information relating solely to and furnished by the Underwriters) contained in the Canadian Prospectus or any Canadian Prospectus Amendment, as the case may be, including the documents incorporated therein by reference and any other management information circular, financial statements or material change reports (other than confidential material change reports) filed by the Company with any Canadian Securities Regulatory Authority in any of the Qualifying Provinces after the date of the Canadian Prospectus and prior to the termination of the distribution of the Shares (collectively, the "DOCUMENTS INCORPORATED BY REFERENCE"), are true and correct and contain no misrepresentation and constitute full, true and plain disclosure of all material facts relating to the Company and the Shares;

            (ii) no material fact or information has been omitted from such disclosure (except facts or information relating solely to the Underwriters) which is required to be stated in such disclosure or is necessary to make the statements or information contained in such disclosure not misleading in light of the circumstances under which they were made; and

            (iii) such documents comply fully with the requirements of the Canadian Securities Laws.

      Such filings shall also constitute the Company's consent to the Underwriters' use of the Canadian Prospectus, the Documents Incorporated By Reference and any Canadian Prospectus Amendments in connection with distribution of the Shares in the Qualifying Provinces in compliance with the provisions of this Agreement and the Canadian Securities Laws.

      2. AGREEMENTS TO SELL AND PURCHASE.

      (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the several Underwriters and each Underwriter agrees, severally and not jointly, to purchase the number of Firm Shares from the Company set forth in
Schedule I hereto opposite the name of such Underwriter. The purchase price for the Firm Shares shall be U.S. $_______ per share.

      (b) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to an aggregate of __________ Additional Shares on the same basis as the Firm Shares. If the Representative, on behalf of the Underwriters, elects to exercise such option, the Representative shall so notify the Company in writing not later than ____________, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than five business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering overallotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

      (c) The Company hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the closing of the offering, (i) offer, issue, secure, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Subordinate Voting Shares, Multiple Voting Shares or any securities convertible into or exercisable or exchangeable for Subordinate Voting Shares or Multiple Voting Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Subordinate Voting Shares or Multiple Voting Shares whether any such swap or transaction described in clauses (i) and (ii) above is to be settled by delivery of Subordinate Voting Shares or Multiple Voting Shares or other securities of the Company, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Subordinate Voting Shares to the Underwriters pursuant to this Agreement, (b) the issuance by the Company of Subordinate Voting Shares upon exercise of an option or a warrant or the conversion of a security outstanding on the date of the Prospectus Supplement and of which the Underwriters have been advised in writing, (c) the issuance of any options or Subordinate Voting Shares pursuant to the Company's existing option plans; (d) the repurchase of Subordinate Voting Shares pursuant to an employee stock purchase plan from an employee upon termination of such employee's employment or upon the default by such employee on a loan incurred to acquire such Subordinate Voting Shares (or a refinancing of such loans); or (e) the Company's issuance of Subordinate Voting Shares or other securities in connection with the acquisition of any business, facilities or other assets, including the issuance of Subordinate Voting Shares or other securities in connection with employment agreements relating to any such acquisition.

      3. TERMS OF PUBLIC OFFERING. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has been executed as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at U.S. $______ per share and to certain dealers selected by you at a price that represents a concession not in excess of $_____ per Firm Share.

      4. PAYMENT AND DELIVERY. Payment for the Firm Shares shall be made to the Company in immediately available funds in Toronto against delivery of such Firm Shares for the account of the Underwriters at 10:00 a.m., New York City time, on __________, or at such other time on the same or such other date, not later than
_________, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

      Payment for any Additional Shares shall be made to the Company in immediately available funds in Toronto, against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than ____________, as shall be designated in writing by the Representative. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE."

      Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the purchase price therefor.

      Concurrently with the payment by the Underwriters of the purchase price for the Firm Shares or the Additional Shares, as the case may be, the Company shall pay to the Underwriters the underwriting commission of U.S. $____ per Firm Share or Additional Share, as the case may be.

      5. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligations of the Company to sell the Firm Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Firm Shares on the Closing Date are subject to the condition that the Registration Statement shall remain effective until the Closing Date.

      The several obligations of the Underwriters are subject to the following further conditions:

      (a) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by two executive officers of the Company (including either the chief executive officer or chief financial officer), to the effect that since the date of the Prospectus there has been no material adverse change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company and its subsidiaries on a consolidated basis; no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission; and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

      The officers signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

      (b) The Underwriters shall have received on the Closing Date an opinion of Davies Ward Phillips & Vineberg LLP, Canadian counsel for the Company, dated the Closing Date, to the effect that:

            (i) the Company has been duly incorporated, is existing as a corporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly registered or qualified to transact business and is in good standing in each jurisdiction in Canada in which the conduct of its business or its ownership or leasing of property requires such registration or qualification, except to the extent that the failure to be so registered or qualified or be in good standing would not have a Material Adverse Effect;

            (ii) each subsidiary of the Company set forth in a schedule to such counsel's opinion incorporated in a province or under the federal laws of Canada (a "CANADIAN SUBSIDIARY") has been duly incorporated, is existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly registered or qualified to transact business and is in good standing in the respective provinces set forth in a schedule to such counsel's opinion;

            (iii) the authorized capital of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

            (iv) the Subordinate Voting Shares and the Multiple Voting Shares outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable;

            (v) all of the issued shares of capital stock of each Canadian Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are registered in the name of the Company or a subsidiary of the Company;

            (vi) the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and the issuance of such Shares will not be subject to any preemptive or similar rights;

            (vii) this Agreement has been duly authorized, executed and delivered by the Company;

            (viii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable laws of the Province of Ontario or any federal laws of Canada applicable therein or the articles of incorporation or bylaws of the Company or, to the best of such counsel's knowledge, such agreements or instruments set forth in a schedule to such counsel's opinion, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court in Canada having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency in Canada is required for the performance by the Company of its obligations under this Agreement except such as have been obtained;

            (ix) the statements in the Prospectus under the captions "Enforceability of Civil Liabilities," "Description of Capital Stock," excluding the statements under the caption "Certain United States Federal Income Tax Considerations," and "Certain Canadian Federal Income Tax Considerations" insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein in all material respects;

            (x) to the best of such counsel's knowledge, there are no legal or governmental proceedings in Canada pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Canadian Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Canadian Prospectus;

            (xi) such counsel (A) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Canadian Prospectus at the time it was filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Canadian Prospectus, as of its date, contained and, as of the Closing Date, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

            (xii) all documents have been filed and all requisite proceedings have been taken and all approvals, permits, consents and authorizations of the appropriate regulatory authorities under the Canadian Securities Laws has been obtained by the Company to qualify the Shares for distribution or distribution to the public through investment dealers or brokers registered under the applicable Canadian Securities Laws, who have complied with the relevant provisions of such applicable laws.

     (c) The Underwriters shall have received on the Closing Date an opinion of Kaye Scholer LLP, U.S. counsel for the Company, dated the Closing Date, to the effect that:

            (i) each subsidiary of the Company set forth in a schedule to such counsel's opinion incorporated in the State of Delaware has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in the respective states set forth in a schedule to such counsel's opinion;

            (ii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, will not contravene any provision of applicable federal law of the United States or the laws of the State of New York or, to the best of such counsel's knowledge, such agreements or instruments set forth in a schedule to such counsel's opinion, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court in the United States having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency in the United States is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares by the Underwriters;

            (iii) assuming the due authorization, execution and delivery of this Agreement by the Company under the laws of Ontario and the federal laws of Canada applicable therein, this Agreement (to the extent execution and delivery are governed by the laws of the State of New York) has been duly executed and delivered by the Company;

            (iv) the statements in the U.S. Prospectus under the caption "Description of Capital Stock - Certain United States Federal Income Tax Considerations", insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects (except for the BUSINESS CORPORATIONS ACT (Ontario) and the By-laws of the Company as to which such counsel need not express any belief);

            (v) to the best of such counsel's knowledge, there are no legal or governmental proceedings in the United States pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the U.S. Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the U.S. Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

            (vi) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

            (vii) all of the issued shares of capital stock of each subsidiary incorporated in the State of Delaware have been duly and validly issued, are fully paid and non-assessable and are owned by the Company or by a subsidiary of the Company, free and clear of consensual liens or security interests granted by the owners thereof;

            (viii) any required filing of the U.S. Prospectus has been made in the manner and within the time period required by Rules 430A and 424(b) under the Securities Act; and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission under the Securities Act; and

            (ix) (A) such counsel is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) nothing has come to such counsel's attention that has caused it to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement at ________________, 200_ contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the U.S. Prospectus, as of its date, contained and, as of the Closing Date, contains, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and
      (C) nothing has come to such counsel's attention that has caused it to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel may not express any belief) the Canadian Shelf Prospectus at the time that the Canadian Shelf Prospectus was filed contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) as of the Closing Date the Canadian Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (d) The Underwriters shall have received on the Closing Date an opinion of ______________, Canadian counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 5(b)(vi), 5(b)(vii) and 5(b)(ix) (but only as to the statements in the Canadian Shelf Prospectus under "Description of Share Capital"), 5(b)(xi), 5(b)(xii) and 5(b)(xiii) above. With respect to subparagraphs (vi) and (vii) of such paragraph (b), __________ shall be entitled to rely upon the opinion of Davies Ward Phillips & Vineberg, LLP, in rendering such opinion.

      (e) The Underwriters shall have received on the Closing Date an opinion of ________________, U.S. counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 5(c)(iii) (but only as to the statements in the U.S. Prospectus under "Underwriting") and 5(c)(vii) above.

      With respect to Section 5(b)(xi) and 5(c)(vii) above, Davies Ward Phillips & Vineberg, LLP, Kaye Scholer LLP, ______________ and _____________,
respectively, may state that their opinion and belief are based upon their participation, if any, in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

      The opinions of Davies Ward Phillips & Vineberg, LLP, and Kaye Scholer LLP described in Sections 5(b) and 5(c), respectively, shall be rendered to the Underwriters at the request of the Company and shall so state therein.

      (f) The Underwriters shall have received on the Closing Date an opinion of Addleshaw & Booth, U.K. counsel for the Company, dated the Closing Date, to the effect that:

            (i) Celestica Limited has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on Celestica Limited;

            (ii) all of the issued shares of capital stock of Celestica Limited have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company or through a subsidiary of the Company, free and clear of all liens, encumbrances, equities or claims; and

            (iii) to such counsel's knowledge, there are no legal or governmental proceedings in the United Kingdom pending or threatened to which Celestica Limited is a party or to which any of the properties of Celestica Limited is subject that, if determined adversely, would have a Material Adverse Effect.

      The opinion of Addleshaw & Booth, described in Section 5(f), shall be rendered to the Underwriters at the request of the Company and shall so state therein.

      (g) The Underwriters shall have received, on the Closing Date, a letter dated the Closing Date in form and substance satisfactory to the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; PROVIDED that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than three business days prior to the Closing Date.

      (h) The Shares shall have been approved for listing on The New York Stock Exchange, subject to official notice of issuance, and shall have been conditionally approved for listing on The Toronto Stock Exchange, subject to the Company fulfilling the requirements of such exchange.

      (i) At or before the Closing Date, the Underwriters shall have received such further certificates, documents, opinions, and other information as they may have reasonably requested.

      (j) The several obligations of the Underwriters to purchase the Additional Shares hereunder are subject to the delivery to the Representative on the Option Closing Date of such documents as it may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

      6. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

      (a) To furnish to you, without charge, two conformed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the second business day succeeding the date of this Agreement and during the period mentioned in Section 6(d) below, as many copies of the U.S. Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

      (b) Before amending or supplementing the Registration Statement or the Prospectus relating to this offering of Shares, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Canadian Securities Regulatory Authorities in accordance with the Canadian Securities Laws any prospectus required to be filed and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

      (c) To furnish to each of the Underwriters, without charge, commercial copies of the Canadian Prospectus in the English and French languages in such numbers and in such cities as the Underwriters may reasonably request by oral instructions to the printer of the Canadian Prospectus prior to 10:00 a.m. Toronto time on the second business day succeeding the date of this Agreement. The Company shall also provide the following to the Underwriters:

            (i) a copy of the Canadian Shelf Prospectus and the Canadian Prospectus in the English language signed and certified as required by the Canadian Securities Laws applicable in the Canadian Securities Regulatory Authority other than Quebec;

            (ii) a copy of the Canadian Shelf Prospectus and the Canadian Prospectus in the French language signed and certified as required by the Canadian Securities Laws applicable in Quebec;

            (iii) a copy of any other document required to be filed by the Company in compliance with the Canadian Securities Laws;

            (iv) an opinion of Davies Ward Phillips & Vineberg LLP addressed to the Underwriters, the Company and __________________ [UNDERWRITERS' CANADIAN COUNSEL] in form and substance satisfactory to the Underwriters, acting reasonably, dated as of the date of the Canadian Prospectus, to the effect that the French language version of the Canadian Prospectus, including in each case the documents incorporated by reference therein, except for the Financial Information (as defined below), as to which no opinion need be expressed, is in all material respects a complete and accurate translation of the English language version thereof, and that such English and French language versions are not susceptible of any materially different interpretation with respect to any matter contained therein. The consolidated financial statements of the Company included in the Canadian Prospectus, together with the reports of KPMG LLP on such financial statements as at and for the periods included in the Canadian Prospectus and including the notes with respect to such financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations included in the Prospectus are referred to as the "Financial Information."

            (v) an opinion of KPMG LLP addressed to the Underwriters, the Company, [UNDERWRITERS' CANADIAN COUNSEL] and Davies Ward Phillips & Vineberg LLP, dated the date of the Canadian Prospectus, to the effect that the French language version of the Financial Information is in all material respects, a complete and proper translation of the English language version thereof.

      (d) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by the Underwriters, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission and the Canadian Securities Regulatory Authorities, as the case may be, and furnish, at its own expense, to the Underwriters to which Shares may have been sold by you either amendments or supplements to the Canadian Prospectus and U.S. Prospectus, as the case may be, so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, as the case may be, will comply with law. The provisions of paragraph (c) above shall apply, mutatis mutandis, to any such amendment or supplement filed with the Canadian Securities Regulatory Authorities.

      (e) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided that in connection therewith neither the Company nor any subsidiary shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

      (f) To use its best effort to effect the listing of the Shares on The New York Stock Exchange and The Toronto Stock Exchange.

      (g) To make generally available to the Company's shareholders and to you as soon as reasonably practicable an earnings statement covering the twelve-month period ending ____________ that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

      (h) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities herein above specified; (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum; (iv) all costs and expenses incident to listing the Shares on The New York Stock Exchange and The Toronto Stock Exchange; (v) the cost of printing certificates representing the Shares; (vi) the costs and charges of any transfer agent, registrar or depositary; (vii) all expenses in connection with any offer and sale of the Shares outside of the United States and Canada, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States and Canada; and
(viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this
Section 7 and Section 9 below, the Underwriters will pay all of its costs and expenses, including fees and disbursements of its counsel, stock transfer taxes payable on resale of any of the Shares by its and any advertising expenses connected with any offers it may make.

      (i) During the period from the date of this Agreement to the completion of distribution of the Shares, to promptly notify the Underwriters in writing of:

            (i) any material change (actual, anticipated, contemplated or threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company and its subsidiaries seen as a whole; and

            (ii) any material fact which has arisen or been discovered and would have been required to have been stated in the Prospectus had the fact arisen or been discovered on, or prior to, the date of such document.

      (j) Neither the Company nor any subsidiary or other entity over which the Company exercises control or significant influence, nor any of its or their respective officers or directors, will, directly or indirectly, until the completion of distribution (i) take any action designed to cause or to result in, or that constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; (ii) sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of the Shares other than the fees payable pursuant to this Agreement; or (iii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

      (k) To promptly from time to time take such further action as the Underwriters may reasonably request to qualify the Shares for distribution and sale under the securities laws of such jurisdictions of Canada and the United States as the Underwriters may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as an extra-provincial or foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any such jurisdiction.

      (l) To advise the Underwriters, promptly after receiving notice or obtaining knowledge thereof, of: (i) the time when any amendment or supplement to the Prospectus or Registration Statement has been filed or becomes effective;
(ii) the issuance by any Canadian Securities Regulatory Authority or by the SEC of any cease trade order, stop order or any other order preventing or suspending the trading of the Shares or the effectiveness of the Canadian Prospectus or the Registration Statement or any amendment thereto or any order preventing or suspending the use of the Canadian Prospectus, U.S. Prospectus or any amendment or supplement thereto; (iii) any request made by any Canadian Securities Regulatory Authority or by the SEC to amend the Canadian Prospectus, the U.S. Prospectus, or the Registration Statement, or for additional information; (iv) the suspension of the qualification of the Shares for offering or sale in any jurisdiction; or (v) the institution, threatening or contemplation of any proceeding for any such purpose. The Company will use its best efforts to prevent the issuance of any such order and, if any such order is issued, to obtain the withdrawal thereof as promptly as possible.

      (m) To provide to the Underwriters, _______________________ and _______________ reasonable access during normal business hours for the period from the date hereof through the date of the expiry of the option to purchase Additional Shares to the officers, employees, facilities, books and records of the Company and its subsidiaries.

      7. INDEMNITY AND CONTRIBUTION.

      (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriters within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein; PROVIDED, HOWEVER, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the U.S. Prospectus or the Canadian Final Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto), as the case may be, was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the U.S. Prospectus or the Canadian Final Prospectus (as so amended or supplemented), as the case may be, would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company to furnish as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request in accordance with Section 6(a), 6(b) or 6(c) hereof.

      (b) Each Underwriter agrees to indemnify and hold harmless the Company, its directors and its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter but only with reference to information relating to the Underwriter furnished to the Company in writing by you expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto.

      (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel in writing or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by _____________________ in the case of parties indemnified pursuant to Section 7(a), and by the Company in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than sixty days after receipt by such indemnifying party of the aforesaid request; and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

      (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares; or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Underwriters' respective obligations to contribute pursuant to this
Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

      (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

      (f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement; (ii) any investigation made by or on behalf of any Underwriters or any person controlling any Underwriters or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

      8. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company, if: (A) (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of The New York Stock Exchange, The Toronto Stock Exchange, the American Stock Exchange, the NASD, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities in New York or Canada shall have been declared by either Federal or New York State or Canadian authorities; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any law or regulation or any calamity or crisis that, in your judgment, is material and adverse; or (v) there shall have occurred a material change or development involving a prospective material change in Canadian taxation adversely affecting the holders of the Shares or the imposition of exchange controls by the United States or Canada and (b) in the case of any of the events specified in clauses 8(A)(i) through 8(A)(v), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus; (B) after the execution of this Agreement and prior to the Closing Date, any enquiry, action, suit, investigation or other proceeding, whether formal or informal, shall have been instituted or threatened or any order shall have been made by any Canadian or U.S. federal, provincial, state or other governmental authority in relation to the Company, which, in the reasonable opinion of any of the Underwriters, operates to prevent or restrict the distribution or trading of the Subordinate Voting Shares; or (C) after the execution of this Agreement and prior to the Closing Date, there shall have occurred any material change or a change in any material fact with respect to the business, operations or affairs of the Company and its subsidiaries on a consolidated basis, which in the reasonable opinion of any of the Underwriters, would be expected to have a significant adverse effect on the market price or value of the Subordinate Voting Shares.

      9. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

      If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Firm Shares or Additional Shares, as the case may be, that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date by all Underwriters, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

      If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out of pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

      10. AGENT FOR SERVICE; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES. By the execution and delivery of this Agreement, the Company (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed Kaye Scholer LLP (or any successor) (together with any successor, the "AGENT FOR SERVICE"), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement or the Shares that may be instituted in any federal or state court in the State of New York, or brought under federal or state securities laws, and acknowledges that the Agent for Service has accepted such designation; (ii) submits to the jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon the Agent for Service and written notice of said service to the Company (mailed or delivered to its Chief Financial Officer at its principal office in Toronto, Ontario, Canada), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect for a period of six years from the date of this Agreement.

      If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in the City of New York on the business day preceding that on which final judgment is given. The obligations of the Company in respect of any sum due from it to the Underwriters shall, notwithstanding any judgement in a currency other than United States dollars, not be discharged until the first business day, following receipt by the Underwriters of any sum adjusted to be so due in such other currency, on which (and only to the extent that) the Underwriters may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Underwriters hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgement, to indemnify the Underwriters against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriters hereunder, the Underwriters agrees to pay to the Company (but without duplication) an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriters hereunder.

      To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgement, attachment in aid of execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

      11. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      12. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of New York.

      13. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.


                                            Very truly yours,

                                            CELESTICA INC.


                                            By   ------------------------------
                                                 Name:
                                                 Title:


CONFIRMED AND ACCEPTED,
[UNDERWRITERS],

-----------------------------------
as of the date first above written:


By    -----------------------------
      Authorized Signatory


By    -----------------------------
      Authorized Signatory